UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 26, 2009

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52385	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16005 Los Gatos Boulevard
Los Gatos, California 94032
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On February 26, 2009, Akeena Solar, Inc., a Delaware corporation (“Akeena”), entered into a securities purchase agreement with institutional investors relating to the sale of units consisting of an aggregate of (i) 1,785,714 shares of Common Stock at a price of $1.12 per share; (ii) 2,000 shares of Series A Preferred Stock which are convertible into a maximum aggregate of 539,867 shares of Common Stock, depending upon the volume weighted average trading price of the Common Stock over the 76 trading days following issuance; (iii) Series E Warrants to purchase up to 1,339,286 shares of Common Stock (75% of the number of shares of Common Stock initially issued) at a strike price of $1.34 per share, which warrants are not exercisable until six months after issuance and have a term of seven years; (iv) Series F Warrants to purchase up to an aggregate of 539,867 shares of Common Stock (subject to reduction share for share to the extent shares of Common Stock are issued upon conversion of the Series A Preferred Stock) at a strike price of $1.12 per share, which warrants are immediately exercisable and have a term of 150 trading days; and (v) Series G Warrants to purchase up to an aggregate of 2,196,400 shares of Common Stock at a strike price of $1.12 per share, which warrants are immediately exercisable and have a term of 67 trading days.  The Series G Warrants include a “put” feature which allows Akeena to require the holder to exercise those warrants at the election of Akeena, provided that specified trading price and volume conditions are satisfied (including that (i) the volume weighted average price of Akeena’s stock has been not less than $1.30 per share and (ii) the daily trading volume more than $175,000 for at least four out of five consecutive trading days prior to each exercise of a put right during the term of such warrants).  The Securities Purchase Agreement also includes standstill provisions under which Akeena agrees not to engage in other stock issuances for specified periods of time, and rights of participation under which the purchasers have rights to participate in future debt and equity offerings of Akeena securities for 12 months.

The shares of common stock, preferred stock and warrants are immediately separable and will be issued separately.  A copy of the form of securities purchase agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the form of warrant to be issued by Akeena is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.  A copy of the form of Certificate of Designation with respect to the Preferred Stock is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

The shares of Common Stock, Preferred Stock, and warrants (and the shares of Common Stock issuable from time to time upon conversion of the Preferred Stock or exercise of the warrants) being offered by Akeena in this Offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-156603), which was declared effective by the Securities and Exchange Commission on January 30, 2009.

The foregoing is not a complete summary of the terms of the offering, the agreements, the preferred stock or the warrants described in this Item 1.01, and reference is made to the complete text of the agreements, the form of warrant and the form of certificate of designation that are filed herewith as exhibits.

Item 3.03                      Material Modification to Rights of Security Holders.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Certificate of Designation with respect to Preferred Stock

10.1	Stock Purchase Agreement by and among Akeena Solar, Inc. and the Purchaser(s) (as defined therein), dated as of February 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 26, 2009

AKEENA SOLAR, INC.

By:	/s/ Gary R. Effren
Gary R. Effren,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Certificate of Designation with respect to Preferred Stock

10.1	Stock Purchase Agreement by and among Akeena Solar, Inc. and the Purchaser(s) (as defined therein), dated as of February 26, 2009